SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                  SECOND AMENDED AND RESTATED AGREEMENT by and among London Fog Industries, Inc., a Delaware corporation (the "Company"), and C. William Crain (the "Executive"), dated as of the 27th day of February, 1998.

                              W I T N E S S E T H:

                  WHEREAS, the Executive is President and Chief Operating Officer of the Company;

                  WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to continue to employ the Executive as President and Chief Operating Officer of the Company; and

                  WHEREAS, the Executive desires to continue to serve in such capacities.

                  NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                  1. Employment Period. The Company shall continue to employ the Executive, and the Executive shall continue to serve the Company, on the terms and conditions set forth in this Agreement, for the period (the "Employment Period") commencing on the date hereof, and unless terminated earlier as provided in Section 5, terminating on February 28, 2002 (the "Employment Period").

                  2. Position and Duties. (a) During the Employment Period, the Executive shall serve as President and Chief Operating Officer of the Company and shall perform such duties as are commensurate with such positions as such duties may be assigned to him by the Board or by the Chief Executive Officer of the Company; it being understood that after the date hereof, such duties shall be consistent with the duties and responsibilities performed on and prior to the date hereof.

                  (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote his full business activities to the business and affairs of the Company. It shall not be considered a violation of the foregoing for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures or fulfill speaking engagements, and (C) make and manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

                  3. Compensation. (a) Annual Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") at the rate of $781,396.88 per annum payable in accordance with the Company's normal payroll practices in effect from time to time. The then Annual Base Salary shall be increased by 5% (or such greater amount as the Board may determine) on December 30, 1998 and on each anniversary thereof during the Employment Period. Once increased, Annual Base Salary shall not be decreased. The Annual Base Salary, as increased, shall be deemed to be the new Annual Base Salary.

                  (b) Bonus. For each fiscal year or portion thereof during the Employment Period commencing on or after February 28, 1999, the Executive shall be eligible to receive a cash bonus in an amount to be determined by the Board (or a sub-committee thereof) based on the results of operations of the Company and the Executive's performance during the fiscal year (the "Bonus").

                  (c) Equity Enhancement Performance Program. The Executive shall receive for each full fiscal year or portion of a fiscal year prior to February 28, 1999 (regardless of whether such date is the end of a fiscal year of the Company) during the Employment Period, a bonus payment equal to 4% of the Company's Consolidated EBITA (as defined in the Amended and Restated Credit Agreement among the Company, the Several Lenders and Chemical Bank dated as of May 31, 1995, without regard to any amendments thereto after the date hereof) prorated for any portion of a fiscal year (the "Equity Bonus Payment"). Each Equity Bonus Payment shall be paid in a single cash lump sum no later than 30 days after the audited financial statements for such fiscal year are complete, but in no event later than 180 days after the Company's fiscal year end, unless the Executive elects in writing, before the beginning of the fiscal year for which the Equity Bonus Payment is to be awarded, to defer receipt of the Equity Bonus Payment on such terms as agreed by the Executive and the Company.

                  (d) Other Benefits. During the Employment Period, the Executive shall be entitled to participate in all welfare benefit, savings and retirement plans and programs of the Company to the same extent as other executives of the Company, as well as in the special deferred compensation arrangement created for senior management.

                  (e) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the applicable policies, practices and procedures of the Company.

                  (f) Vacation. During the Employment Period, the Executive shall be entitled to four weeks annual paid vacation to be taken in accordance with Company policies.

                  4. Common Equity. Simultaneous with execution of this Agreement, the Company shall grant the Executive a stock option to purchase 333,333 shares of common stock of the Company in accordance with the Company's 1998 Stock Option Plan and the draft stock option agreement annexed as Exhibit A hereto, as well as certain warrants to purchase common stock of the Company.

                  5. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has been unable, for a period of 90 consecutive business days, to perform the Executive's material duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and reasonably acceptable to the Executive or the Executive's legal representative, has determined that the Executive's incapacity is total and permanent. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the tenth day after receipt of such notice by the Executive (the "Disability Effective Date") , unless the Executive returns to substantially full-time performance of the Executive's duties before the Disability Effective Date.

                  (b) By the Company. (i) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" means:

                           A. the willful refusal of the Executive substantially
                  to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury); or

                           B.  illegal  conduct  or  gross   misconduct  by  the
                  Executive that is willful and results in material and demonstrable damage to the business or reputation of the Company.

                  (ii) Termination for Cause pursuant to Clause A above shall be effective upon the fifth business day following delivery to the Executive of a notice that the Board has determined that the Executive has engaged in conduct specified by Clause A above (which notice shall describe such conduct in reasonable detail), unless the Executive has cured the conduct prior to such time; provided that the Executive shall only have one such cure opportunity in any twelve month period. Termination for Cause pursuant to Clause B above shall be effective on the fifth business day following delivery to the Executive of a notice that the Board has determined that the Executive has engaged in conduct specified by Clause B (which notice shall describe such conduct in reasonable detail). In any dispute as to whether the determination of the Board was correct, the issue shall be a de novo determination of whether Cause existed and not a determination of whether the Board was arbitrary and capricious in finding that it existed.

                  (c) Good Reason. (i) The Executive may terminate employment for Good Reason or without Good Reason. "Good Reason" means:

                           A. the  assignment  to the  Executive  of any  duties
                  inconsistent in any respect with paragraph (a) of Section 2 of this Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, title, duties or responsibilities, other than an isolated and insubstantial action that is not taken in bad faith and that, if such isolated and insubstantial event is curable, is cured within a reasonable period after notice;

                           B. any  failure  by the  Company  to comply  with any
                  provision of this Agreement, other than an isolated and insubstantial failure that is not taken in bad faith and that, if such isolated and insubstantial event is curable, is cured within a reasonable period after notice;

                           C. any purported termination of the Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement;

                           D. the  occurrence  of a  Change  in  Control  at the
                  Company (as defined in Section 5(e) below).

                           E. the Company shall have  terminated  the employment
                  of Robert E. Gregory, Jr. without Cause or Robert E. Gregory, Jr. shall have terminated his employment with Good Reason.

Any good faith determination of "Good Reason" made by the Executive shall be conclusive, provided that the Executive gives notice to the Company of such determination within 45 days (in the case of an event described in Clause D of the definition of "Good Reason" above) or 90 days (in the case of any other event described in the definition of "Good Reason" above) of an event which constitutes Good Reason. Any failure to give such notice on a timely basis as specified above shall constitute a waiver of the right to treat such event as Good Reason under this Agreement.

                  (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the later of (i) the fifteenth business day following the date on which the notice is given or (ii) a later date set forth in such notice (which date shall in no event be later than 30 days after the notice is given).

                  (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination specifying a date of effectiveness not later than the tenth business day after the date such notice is given.

                  (d) Date of Termination. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or by the Executive with or without Good Reason is effective, as the case may be, or the date specified in a notice advising the Executive that his employment is being terminated without Cause (which date shall not be later than 30 days after such notice).

                  (e) A "Change in Control" of the Company shall be deemed to have occurred:

                  (i) upon any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than any holder on the date hereof of the Company's 10% Senior Subordinated Notes due 2003, any holder of options granted under the Company's 1998 Stock Option Plan, the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities;

                  (ii) upon the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (i) above) acquires more than 50% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

                  (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of 80% or more of the Company's assets other than such a sale to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

                  6. Obligations of the Company upon Termination. (a) Other than for Cause, Death or Disability; Good Reason. If, during the Employment Period,
(1) the Company terminates the Executive's employment other than for Cause, death or Disability, or (2) the Executive terminates his employment for Good Reason, then the Executive shall receive the amounts described in subparagraphs
(i) and (ii) below at the times specified therein and the Company shall continue the benefits described in subparagraph (iii) below until the earlier of (A) February 28, 2002, or (B) two years after the Date of Termination. The payments provided pursuant to this paragraph (a) of Section 6 are intended as severance payments for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

                  (i) In the events described in Section 6(a) above, there shall be paid to the Executive his accrued but unpaid cash compensation (the "Accrued Obligations"), which shall equal the sum of (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid;
(2) any unpaid Bonus and/or unpaid (and undeferred) Equity Bonus Payments for fiscal years completed prior to the Date of Termination; and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid and any expenses not previously reimbursed by the Company. The amounts due under this subparagraph
(i) shall be paid in a lump sum within 30 days of the Date of Termination.

                  (ii) In the events described in Section 6(a) above, the Company shall pay to the Executive (1) a lump sum, within 10 days of the Date of Termination, equal to two times the sum of his then current Annual Base Salary and the highest annual Bonus paid to him for either of the prior two completed fiscal years of the Company; and (2) a Bonus, or if the Date of Termination is prior to March 1, 1999, an Equity Bonus Payment, for the fiscal year during which the Date of Termination occurs (paid in a lump sum when such payment would otherwise be paid) based on actual achievement of performance goals or Consolidated EBITA, as applicable, for such fiscal year and pro-rated to reflect the portion of the fiscal year during which the Executive was employed by the Company. In addition, in such event all outstanding options and equity interests shall immediately vest and, if options, shall remain exercisable for the remainder of their stated term.

                  (iii) The benefits to be continued as described above are health and welfare benefits to the Executive and/or the Executive's family at least as favorable (and with the same tax consequences to the Executive) as those that would have been provided to them under paragraph (d) of Section 3 of this Agreement if the Executive's employment had continued until the second anniversary of the Date of Termination; provided, however, that during any period when the Executive and/or his family is eligible to receive such benefits under another employer-provided plan, the benefits provided by the Company under this subparagraph may be made secondary to those provided under such other plan.

                  (b) Death or Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay the Executive or the Executive's estate or legal representative, as applicable (1) any Accrued Obligations as provided in Section 6(a)(i); and (2) a Bonus or, if the Date of Termination is prior to March 1, 1999, an Equity Bonus Payment, for the fiscal year during which the Date of Termination occurs (paid in a lump sum when such payment made otherwise be paid) based on actual achievement of performance goals or Consolidated EBITA, as applicable, for such fiscal year and pro-rated to reflect the portion of the fiscal year during which the Executive was employed by the Company. In addition, in such event all outstanding options and equity interests shall immediately vest and, if options, shall remain exercisable for the remainder of their stated term. The Company shall have no further obligations under this Agreement other than pursuant to Sections 13 and 14 hereof.

                  (c) Cause; Other than for Good Reason. If the Executive's employment is terminated by the Company for Cause during the Employment Period, or if the Executive terminates his employment other than for Good Reason, the Company shall pay the Executive any Accrued Obligations and unreimbursed expenses through the Date of Termination, to the extent not yet paid. The Company shall have no further obligations under this Agreement other than pursuant to Sections 13 and 14 hereof.

                  7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

                  8. Full Settlement. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. The Executive shall not be obligated to seek other employment or to take action by way of mitigation of the amounts payable to the Executive under the provisions of this Agreement, and no amounts received by the Executive from subsequent employment shall offset amounts payable to the Executive hereunder.

                  9.  Noncompetition; Confidentiality; Work Product.

                  (a) During the Employment Period and for one year thereafter the Executive shall not, in any capacity, engage or participate in, or become employed by or render advisory, consulting or other services to or in connection with, or make any financial investment (whether in the form of equity or debt) or own any direct or indirect interest in, any Competitive Business (as defined below); provided, that nothing in this Section 9(a) shall prevent the Executive from making any investment in up to one percent of the total outstanding equity of any company whose stock is listed on an established securities market and whose annual sales exceed $150 million. "Competitive Business" means a company, other than Starter, whose outerwear and/or rainwear sales for the fiscal year ended immediately prior to the Executive's commencing work are more than 37.5% of that company's total sales for such fiscal year.

                  (b) If any restriction set forth with regard to competition is found by any court of competent jurisdiction, or an arbitrator, to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                  (c) The Executive shall hold in a fiduciary capacity for the benefit of the Company all information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 9(c)) or is otherwise learned from third parties ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except (i) as may be necessary and appropriate in carrying out his duties under this Agreement, (ii) with the prior written consent of the Company, or (iii) as otherwise required by law or legal process.

                  (d) Any intellectual property, including without limitation trade secrets, know-how, trademarks, trade names, and copyrighted material, developed by the Executive while employed by the Company shall be the exclusive property of the Company. Upon termination of the Executive's employment for any reason, the Executive shall immediately surrender to the Company all letters, papers, documents, instruments, records, books, products, and any other material owned by the Company.

                  (e) In the  event  of a breach  or  potential  breach  of this
Section 9, the Executive acknowledges that the Company and its affiliates will be caused irreparable injury and that money damages may not be an adequate remedy and agrees that the Company and its affiliates shall be entitled to injunctive or other equitable relief (in addition to its other remedies at law) to have the provisions of this Section 9 enforced.

                  10. Arbitration; Attorneys' Fees. Except with regard to injunctive and equitable relief provided in Section 9, all claims by the Company or the Executive under this

Agreement shall be subject to arbitration in New York City under the rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding as between the parties and may be entered in any court having jurisdiction over the parties. The Company shall reimburse the Executive for all costs and expenses, including without limitation attorneys' fees, that the Executive may reasonably incur in connection with any contest between the Company and the Executive of the validity or enforceability of, or liability under, any provision of this Agreement, provided that the Executive obtains more than a de minimis portion of the relief he sought in such contest. The Company shall reimburse the Executive for the reasonable fees of one law firm retained by the Executive to assist in the negotiation of this Agreement.

                  11. Successors. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and permitted assigns. This Agreement may not be assigned by the Company except by operation of law through a merger or consolidation or in connection with a sale of assets constituting 90% or more of the assets of the Company.

                  (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

                  12. Miscellaneous. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:
                  --------------------

                  C. William Crain
                  10 Nutmeg Drive
                  Greenwich, Connecticut  06831

                  If to the Company:
                  ------------------

                  London Fog Industries, Inc.
                  8 West 40th Street
                  New York, New York  10018

                  Attention:  General Counsel

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 12. Notices and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

                  (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

                  (e) Neither the Executive's nor the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 5 of this Agreement shall be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement), except as specified in the last sentence of Section 5(c)(i).

                  (f) The Executive and the Company acknowledge that this Agreement supersedes: (i) the amended and restated employment agreement dated as of May 31, 1995 by and among the Executive, the Company and London Fog Corporation, and (ii) any other agreement between them concerning the subject matter hereof.

                  13.      Certain Additional Payments by the Company.

                  (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive payable or distributed or distributable pursuant to the terms of this Agreement, but determined without regard to any additional payments required under this
Section 13 (a "Payment"), would be subject to the excise tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all income taxes and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) Subject to the provisions of Section 13(c), all determinations required to be made under this Section 13, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Arthur Andersen or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm") and which shall be reasonably acceptable to the Company, which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 13, shall be paid by the Company to the Executive within ten days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 13(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, together with the amount of any interest and penalties imposed as a result thereof, and any such amounts shall be promptly paid by the Company to or for the benefit of the Executive.

                  (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the

Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                  (i) give the Company any information reasonably requested by the Company relating to such claim,

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                  (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 13(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the

Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount; and further provided that at any time when the Company fails to pay any material amount that it is obligated to pay under this Section 13(c) within 30 days after such amount becomes due (except to the extent the Company is contesting its obligation to pay such amount in good faith), the Executive rather than the Company shall thereafter have control over such proceeding and may make all determinations (provided that the foregoing shall not relieve the Company of its liability under this Section 13.) Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 13(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 13(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
Section 13(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  14. Insurance and Indemnity. During the Employment Period, the Company shall maintain in effect (i) directors' and officers' liability insurance in an amount no less than in effect as of the date hereof, and (ii) to the maximum extent permitted by law, indemnification provisions in favor of the Executive no less favorable than those contained in the Company's certificate of incorporation and bylaws as in effect as of December 30, 1994.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.



                                                    ----------------------------
                                                    C. William Crain


                                                    LONDON FOG INDUSTRIES, INC.

                                                    By
                                                        ------------------------
                                                        Name:
                                                        Title:

                                    Exhibit A
                                    ---------

                            [Stock Option Agreement]